Exhibit 99.1

Clear Choice Financial Announces New CFO

TEMPE, AZ -- Nov 29, 2006 -- Clear Choice Financial, Inc. (OTC BB: CLRC), specializing in mortgage refinancings and home loans, announced today the appointment of Michael Schifsky as the Company’s new chief financial officer (CFO). Schifsky, who brings 23 years of progressive financial and operational management experience to Clear Choice, will be responsible for all elements of accounting and finance for the emerging financial services company.

Prior to joining Clear Choice, Mr. Schifsky worked for several years as an independent consultant specializing in Sarbanes-Oxley compliance requirements, specifically how these requirements relate to and affect medium to large sized public companies. Schifsky has extensive M&A experience, has successfully raised both debt and equity capital, and has significant operational management experience--largely acquired during his tenure as president for an operating subsidiary of a $2.5 billion NYSE traded company. The majority of Schifsky’s career experience, however, has been gained serving in CFO positions for both public and private equity-backed companies.

One of Schifsky’s most significant endeavors as an independent consultant was assisting American Express with the SEC reporting requirements associated with that company’s spin-off of its $7.5 billion financial services business--Ameriprise Financial.

Prior to his consulting work, Mr. Schifsky served in several senior financial management positions including CFO of Service Resources, a private equity-backed, business processes outsourcing firm. During a down market, he was able to raise over $32 million of equity for Service Resources. Previously, he was CFO of Daw Technologies, Inc., a publicly traded high-tech manufacturing and service organization that provided clean rooms to the global semi-conductor industry. Prior to Daw Technologies, Mr. Schifsky spent five years as CFO of Thatcher Company, a national specialty chemical manufacturing and distribution company. Prior to Thatcher Company, he spent six years with Airgas, Inc., a large international industrial gas company. He held several positions in the Corporate Finance Department there, with a key role in acquisitions, and ultimately was named a Division President for Airgas.

Mr. Schifsky began his career in 1983 with Ernst & Young, an international public accounting and consulting firm, where he earned his CPA. He holds a Bachelor of Science degree in accountancy from Villanova University.

“I am truly excited about joining Clear Choice at this juncture,” commented Mr. Schifsky. “With all that Clear Choice has accomplished over recent months as part of its announced transition process, the Company is well positioned for significant growth in 2007, both organically and through acquisition/merger activities. I am looking forward to meeting the many challenges and opportunities that lie ahead.”

“Mike’s background and depth of experience, specifically in the numerous challenges faced by publicly traded companies, will be a tremendous asset to

Clear Choice,” said CEO Chad Mooney of his new CFO. “I am very pleased with our selection, and I am confident Mike is the right person to help guide the Company through the rather complex regulatory environment that exists in today’s capital markets.”

About Clear Choice Financial

Clear Choice Financial, Inc. is a financial services company that is licensed to offer wholesale and retail mortgage loan products and services in 44 states, nationwide. Clear Choice operates through its wholly owned subsidiary, currently known as Bay Capital, Inc., which is comprised of a growing number of company-owned and company-affiliated branch offices. Clear Choice has an established presence in and around what are effectively the key real estate markets on both coasts. Clear Choice’s strategy for growth includes growth organically, via increased marketing and sales efforts designed to increase the Company’s number of owned and affiliated branch offices and generate a steadily increasing monthly volume of consumer loans, as well as growth through an aggressive acquisition campaign targeting select established, service-oriented mortgage firms in the U.S. Thanks to the recent housing boom in certain regional markets, and the subsequent pull back, there exists currently many mortgage brokers and firms suitable for consolidation into the Clear Choice family.

For more information on Clear Choice Financial, please visit the corporate website. http://www.clearchoicecorp.com/

Forward-Looking Disclaimer

This press release may include statements that constitute “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Clear Choice Financial and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Specific forward-looking statements contained in this press release include, but are not limited to the Company’s (i) assertion that Mike (Schifsky) is the right person to help guide Clear Choice through the rather complex regulatory environment; (ii) and Mr. Schifsky’s belief that the Company is well positioned for significant growth in 2007.

Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to (i) the risk factors and cautionary statements made in the Company’s SEC filings; and (ii) other factors that Clear Choice Financial is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Clear Choice Financial does not undertake and specifically declines any obligation to update any forward-looking statements.

SOURCE: Clear Choice Financial, Inc.

Clear Choice Financial

Chad Mooney, 480-820-9766, ext. 200

cmooney@clearchoicecorp.com

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